UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 13, 2009

ORION MARINE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	333-145588	26-0097459
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12550 Fuqua St.
Houston, Texas  77034
(Address of principal executive offices)

(713) 852-6500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁯           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁯	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁯	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01	Other Events
SIGNATURES
EXHIBIT INDEX

Item 8.01    Other Events

On May 12, 2009, J. Michael Pearson, President and Chief Executive Officer of the Company, and Mark R. Stauffer, Executive Vice President and Chief Financial Officer of the Company, each entered into individual written sales plans pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, (each, a "Rule 10b5-1 Plan"). Each Rule 10b5-1 Plan, which provides for the commencement of sales of Company common stock and the exercise of options held by each such executive on June 12, 2009, was executed during an “open window” trading period under the Company’s Insider Trading Policy, following the issuance of its earnings release for the first quarter of 2009, and the 10b-5-1 Plans were, in accordance with such Policy, approved by the Company’s Board of Directors.
.
The Executive’s entry into and the terms and conditions of each Rule 10b5-1 Plan are in accordance with applicable policies of the Company and guidelines specified by Rule 10b5-1 issued under the Securities Exchange Act of 1934.

The purpose of the Rule 10b5-1 Plans is to provide Messrs. Pearson and Stauffer with the ability to sell vested shares of the Company's common stock, and to exercise options and sell the underlying common stock in a pre-determined manner specified in the respective Plans, which include the sale of specified shares amounts at specific times and market prices, subject to specified limitations.

Mr. Pearson's Rule 10b5-1 Plan provdes for the sale of up to 38,416 shares of the Company's common stock, and for the exercise of up to 179,373 common stock options and the sale of the common stock acquired through the exercise of such options.  The Plan expires on December 19, 2009.

Mr. Stauffer's Rule 10b5-1 Plan provides for the sale of up to 60,000 shares of the Company's common stock, and for the exercise of up to 33,633 common stock options and the sale of the common stock acquired through the exercise of such options.  The Plan expires on December 12, 2009.

Transactions under the Rule 10b5-1 Plans will be reported to the Securities and Exchange Commission through Form 4 and Form 144 filings in accordance with applicable securities laws, rules and regulations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orion Marine Group, Inc.

Date: May 18, 2009	By:	/s/ Mark R. Stauffer
Name: Mark R. Stauffer
Title: Executive Vice President and
Chief Financial Officer